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                                                                    EXHIBIT 21.1

                            STARMEDIA NETWORK, INC.
                              LIST OF SUBSIDIARIES

                        StarMedia Argentina Sociedad de
                         Responsabilidad Limitada (SRL)
                            Buenos Aires, Argentina

                           StarMedia do Brazil LTDA.
                               Sao Paulo, Brazil

                     StarMedia Colombia Ltda., Sociedad de
                            Responsabilidad Limitada
                                Bogota, Colombia

                            StarMedia Chile Limitada
                                Santiago, Chile

                           SMN de Mexico, Sociedad de
                     Responsabilidad Limitada (S. de R.L.)
                              Mexico City, Mexico

                       Servicios Star Mexico, Sociedad de
                      Responsabilidad Limitada de Capital
                         Variable (S. de R.L. de C.V.)
                              Mexico City, Mexico

                      StarMedia Network, S.L. (Sociedad de
                           Responsabilidad Limitada)
                                 Madrid, Spain

                      StarMedia Network Americas, Sociedad
                                 Anonima (S.A.)
                              Montevideo, Uruguay

                                StarMedia (SRL)
                               Caracas, Venezuela

                         Achei Internet Promotion Ltda.
                               Sao Paulo, Brazil

                        KD Sistemas de Informacao Ltda.
                             Rio de Janeiro, Brazil

                        Servicios Interactivos Limitada,
                                Santiago, Chile

                                 Wass Net, S.L.
                                Barcelona, Spain

                            Webcast Solutions, Inc.
                           San Francisco, California